AGREEMENT TO PURCHASE ASSETS



                      AND ASSUME LIABILITIES



                          BY AND BETWEEN



                 FIRST OF AMERICA BANK-ILLINOIS,
                       NATIONAL ASSOCIATION



                               AND



                     FIRST MUTUAL BANK, S.B.

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                        TABLE OF CONTENTS

ARTICLE ONE:  PURCHASE OF ASSETS, REAL ESTATE
AND ASSUMPTION OF DEPOSIT LIABILITIES...........................1

     1.1  Purchased Assets......................................1
     1.2  Assumption of Liabilities.............................3

ARTICLE TWO:  CLOSING...........................................3

     2.1  The Closing...........................................3
     2.2  Purchase and Sale of Assets...........................3
     2.3  Assumption of Liabilities.............................4
     2.4  Payment for Assets and Assumption of Liabilities......4
     2.5  Fiduciary Relationships...............................4
     2.6  Names and Marks.......................................5
     2.7  Prorations............................................5
     2.8  Transitional Matters..................................5
     2.9  Post-Closing Adjustments..............................7

ARTICLE THREE:  THE BANK'S
REPRESENTATIONS AND WARRANTIES..................................7

     3.1  Authority Relative to this Agreement..................7
     3.2  Organization and Good Standing........................7
     3.3  Governmental Notices..................................7
     3.4  Litigation............................................8
     3.5  Other Information.....................................8
     3.6  Advice of Changes.....................................8

ARTICLE FOUR:  SELLER'S
REPRESENTATIONS AND WARRANTIES..................................8

     4.1  Authority Relative to this Agreement..................8
     4.2  Organization and Good Standing........................8
     4.3  Governmental Notices..................................9
     4.4  Litigation............................................9
     4.5  Proceedings Relating to Properties....................9
     4.6  Taxes.................................................9
     4.7  Financial Statements..................................9
     4.8  Compliance with Law...................................9
     4.9  Employee Contracts...................................10
     4.10 Forms................................................10
     4.11 Deposit Liabilities..................................10

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     4.12 Title to Assets......................................10
     4.13 Assigned Contracts...................................10
     4.14 Purchased Loans......................................11
     4.15 Other Information....................................11
     4.16 Advice of Changes....................................11

ARTICLE FIVE:  COVENANTS OF THE BANK...........................11

     5.1  Conduct of Business; Certain Covenants...............11
     5.2  Confidentiality......................................11
     5.3  Required Approvals...................................12
     5.4  Use of Seller's Name.................................12
     5.5  Best Efforts to Satisfy Conditions...................12
     5.6  Further Assurances...................................12

ARTICLE SIX:  COVENANTS OF SELLER..............................13

     6.1  Access to Records and Information; Personnel;
          Customers............................................13
     6.2  Conduct of Business; Certain Covenants...............13
     6.3  Employee Matters.....................................13
     6.4  Negative Covenants...................................14
     6.5  Confidentiality......................................15
     6.6  Assistance in Obtaining Regulatory Approvals.........15
     6.7  Real Estate, Title, and Surveys......................15
     6.8  Insurance............................................16
     6.9  Assignment of Contracts..............................16
     6.10 Transfer of Data.....................................16
     6.11 Signs................................................17
     6.12 Best Efforts to Satisfy Conditions...................17
     6.13 Further Assurances...................................17
     6.14 Inspection of Premises, Loans, Deposit Liabilities...17

ARTICLE SEVEN:  CONDITIONS PRECEDENT TO
SELLER'S OBLIGATION............................................17

     7.1  Compliance by the Bank...............................18
     7.2  Renewal of Representations and Warranties............18
     7.3  Delivery of Documents................................18
     7.4  Litigation...........................................18

ARTICLE EIGHT:  CONDITIONS PRECEDENT
TO THE BANK'S OBLIGATIONS......................................19

     8.1  Regulatory Approvals.................................19

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     8.2  Compliance by Seller.................................19
     8.3  Renewal of Representations and Warranties............19
     8.4  Documents............................................19
     8.5  Absence of Certain Changes or Events.................20
     8.6  Litigation...........................................20

ARTICLE NINE:  TERMINATION.....................................20

     9.1  Termination Provisions...............................20

ARTICLE TEN:  EXPENSES.........................................21

     10.1 The Bank's Expenses..................................21
     10.2 Seller's Expenses....................................21
     10.3 Brokers' Fees........................................21

ARTICLE ELEVEN:  OTHER AGREEMENTS..............................21

     11.1 Backup Withholding...................................21
     11.2 IRA..................................................22
     11.3 Interest Reporting...................................22
     11.4 Pre-Closing Notices to Depositors and Obligors.......22
     11.5 Post Closing Certification...........................23
     11.6 Post Closing Access to Records.......................23
     11.7 Covenant Not to Compete..............................23

ARTICLE TWELVE:  INDEMNIFICATION...............................24

     12.1 Indemnification of the Bank..........................24
     12.2 Indemnification of Seller............................24
     12.3 Indemnification of the Bank for Environmental
          Matters..............................................24

ARTICLE THIRTEEN:  AMENDMENT, WAIVER AND NOTICE................25

     13.1 Amendment............................................25
     13.2 Waiver...............................................25
     13.3 Notices..............................................25

ARTICLE FOURTEEN:  GENERAL.....................................26

     14.1 Governing Law........................................26
     14.2 Entire Agreement.....................................26
     14.3 Method of Consent or Waiver..........................26
     14.4 Public Announcement..................................26

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     14.5 No Assignment........................................26
     14.6 Counterparts.........................................26
     14.7 Reliance on Headings, Etc............................26
     14.8 Severability Clause..................................26
     14.9 Parties in Interest..................................27

EXHIBIT A     CONVEYED REAL ESTATE LEGAL DESCRIPTION

EXHIBIT B     ASSIGNMENT AND ASSUMPTION OF ACCOUNTS AGREEMENT

EXHIBIT C     ASSIGNMENT AND ASSUMPTION OF LOANS AND LOAN
              AGREEMENTS

EXHIBIT D     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

EXHIBIT E     ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR
              TRUSTEE FOR INDIVIDUAL RETIREMENT ACCOUNTS

EXHIBIT F     BILL OF SALE

SCHEDULE I    COMMERCIAL LOANS

SCHEDULE II   PERSONAL PROPERTY

SCHEDULE III  ASSIGNED CONTRACTS

SCHEDULE IV   DEPOSITS


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                   AGREEMENT TO PURCHASE ASSETS
                      AND ASSUME LIABILITIES


     THIS AGREEMENT TO PURCHASE ASSETS AND ASSUME LIABILITIES ("Agreement") is made and entered into this 1st day of November, 1996 by and between FIRST OF AMERICA BANK-ILLINOIS, NATIONAL ASSOCIATION (the "Seller"), a national banking association with its headquarters located at 1111 West 22nd Street, Suite 300, Oak Brook, Illinois 60521 and FIRST MUTUAL BANK, S.B., (the "Bank"), an Illinois savings bank with its headquarters located at 135 East Main Street, Decatur, Illinois 62523.

                            WITNESSETH

     WHEREAS, Seller owns and operates branch offices located at 122 North McLean Street, Lincoln, Illinois (the "Lincoln Branch"), 110 West Water Street, Pontiac, Illinois (the "Pontiac Branch") and 725 West Spresser Street, Taylorville, Illinois (the "Taylorville Branch"). The Lincoln Branch, the Pontiac Branch and the Taylorville Branch are sometimes hereinafter collectively referred to as the "Branch Offices."

     WHEREAS, Seller desires to sell and the Bank desires to acquire and operate the Branch Offices, and, in that regard, Seller desires to sell and the Bank desires to acquire certain assets related thereto, including certain loans maintained at the Branch Offices.

     WHEREAS, Seller desires to transfer and the Bank desires to assume certain deposit accounts maintained at or for the Branch
Offices and certain other liabilities pertaining to the continuing operations of the Branch Offices.

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, and for other consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and Seller agree as follows:

          ARTICLE ONE:  PURCHASE OF ASSETS, REAL ESTATE
              AND ASSUMPTION OF DEPOSIT LIABILITIES

     1.1 Purchased Assets. For the consideration, in the manner and upon the terms and conditions hereinafter set forth, Seller hereby agrees to sell, convey, transfer and assign to the Bank and the Bank hereby agrees to accept and assume from Seller, as of the Effective Time (as hereinafter defined), all of the following assets relating to the Branch Offices (collectively the "Assets"), as follows:

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          (a)     Real Estate.   All of Seller's interest in the
real estate located 122 North McLean Street, Lincoln, Illinois, 110 West Water Street, Pontiac, Illinois and 725 West Spresser Street, Taylorville, Illinois, more particularly described in Exhibit A hereto (the "Real Estate").

          (b) Cash.   All cash on hand at the Branch Offices as
of the close of business on the Closing Date ("Cash on Hand").

          (c) Loans. All commercial loans identified in Schedule I hereto and all consumer loans associated with the Branch Offices, including all loans secured by Deposits (as hereinafter defined) and all overdraft checking account loans associated with the Branch Offices, as the Bank shall elect to accept (the Bank shall have the right to reject loans which are more than thirty
(30) days past due or loans which have been classified as substandard, doubtful or loss by Seller or by appropriate regulatory authorities but shall not have the right to reject loans which are not so classified or which are not more than thirty (30) days past due). The Bank shall notify Seller in writing not less than fifteen (15) days prior to the Closing Date of its election hereunder. Failure of the Bank to provide timely notice to Seller hereunder shall constitute acceptance thereof by the Bank. All such loans as are accepted by the Bank are hereinafter referred to as the "Purchased Loans." The Purchased Loans shall not include such loans as are identified in writing by Seller to the Bank, not less than fifteen (15) days prior to the Closing Date, as being incapable or impractical of being transferred to the Bank for reasons associated with the internal operations of Seller (as determined at Seller's sole discretion).

          (d) Personal Property. All furniture, equipment, fixtures, and other tangible personal property (excluding signage and other property that identifies Seller by name or logo or any data processing equipment which is not compatible with the data processing equipment or system used by the Bank) located at the Branch Offices and any on-site or off-site automated teller machines ("ATMs") maintained by Seller within the communities served by the Branch Offices, all as described in Schedule II to this Agreement (the "Personal Property").

          (e) Books and Records. All books, records, files and other documentation in the possession of Seller directly relating to the Assets and Assumed Liabilities (as hereinafter defined), including, without limitation, all records of deposit balances carried with other banks, bankers or trust companies; all certificates and title documents for the Real Estate and the Personal Property; all signature cards and contracts between Seller and the Depositors, as hereafter defined, and records of similar character; all passbooks of Depositors held by Seller; deposit slips; and cancelled checks and withdrawal orders representing charges to accounts of Depositors.

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          (f)  Assigned Contracts. All of Seller's interest under
any and all contracts relating to the operation or maintenance of the Branch Offices that are assignable by Seller to the Bank and are identified in Schedule III hereto, or which may be identified by Seller at any time prior to the date which is fifteen (15) days prior to the Closing Date, provided that all necessary consents to assignment thereof to the Bank are obtained in accordance with Section 6.9 hereof, and provided further that the Bank has not notified Seller, at least five (5) days prior to the Closing Date, of the Bank's refusal to accept the assignment of any such contract (the "Assigned Contracts").

     1.2 Assumption of Liabilities. Upon the terms and subject to the conditions hereinafter set forth and except as otherwise provided herein, Seller hereby agrees to transfer and assign, and the Bank hereby agrees to accept and assume from Seller, certain liabilities relating to the Branch Offices accruing from and after the Effective Time, as hereinafter defined (the "Assumed Liabilities"), as follows:

          (a) Deposit Liabilities. All liabilities for payment of deposits maintained at the Branch Offices as of the Effective Time, as hereinafter defined, together with unpaid accrued interest thereon through the Closing Date (whether or not such interest has been posted through the Closing Date), except for
(i) deposits which cannot lawfully be transferred; (ii) deposits relating to loans that the Bank shall not elect to accept or which Seller identifies as not being Purchased Loans; (iii) deposits which are negotiated certificates of deposit of $100,000 or more with governmental or other institutional or commercial customers; (iv) deposits which are the subject of, or involved in, litigation; and (v) deposits obtained through a deposit broker, as defined in 12 C.F.R. Section 337.6(a)(5). The deposits to be transferred to the Bank hereunder (including all unpaid accrued interest thereon as of the Effective Time) are collectively referred to herein as the "Deposits" or the "Deposit Liabilities."

          (b) Assigned Contracts and Purchased Loans. All obligations of Seller under the Assigned Contracts and the Purchased Loans.

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                      ARTICLE TWO:  CLOSING

     2.1 The Closing. The purchase and sale of the Assets, and transfer and assumption of the Assumed Liabilities by the Bank hereunder shall be consummated and become effective, subject to the terms and conditions of this Agreement, immediately following a closing (the "Closing") to be held at the offices of Seller, or such other location as the parties may agree, on such date as the parties shall mutually agree upon (the "Closing Date"), but not later than thirty (30) days following the receipt of all approvals from all required regulatory authorities and the satisfaction of all conditions associated therewith. The transactions contemplated hereby shall become effective at 11:59 p.m. Central Time on the Closing Date (the "Effective Time").

     2.2 Purchase and Sale of Assets. As of the Effective Time and subject to the terms and conditions set forth in this Agreement, Seller shall convey, assign, and transfer to the Bank and the Bank shall purchase from Seller all of Seller's right, title, and interest in the Assets.

     2.3  Assumption of Liabilities.

          (a) As of the Effective Time, subject to the terms and conditions set forth in this Agreement, the Bank shall assume liability for the payment and performance of Seller's obligations accruing on or after the Effective Time for the Deposit Liabilities in accordance with the terms of such Deposit Liabilities in effect on the Closing Date, provided, however, nothing herein shall preclude the Bank from thereafter changing the terms and conditions of such Deposit Liabilities to the extent that it can do so in accordance with the terms of the agreements with customers creating the Deposit Liabilities and in accordance with applicable law.

          (b) As of the Effective Time, the Bank will assume the obligations of Seller with respect to the Purchased Loans and the Assigned Contracts accruing on or after the Effective Time in accordance with the terms thereof.

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     2.4  Payment for Assets and Assumption of Liabilities. On
the Closing Date, Seller shall pay to the Bank, by wire transfer in immediately available funds to an account designated by the Bank, the amount of the Deposit Liabilities as estimated as of the close of business on the third day immediately preceding the Closing Date (the "Estimation Date") plus the net amount of any prorated items required by Section 2.7 hereof owed by Seller to the Bank and less the sum of: (a) the amount of all Cash on Hand as of the close of business on the Estimation Date; (b) the net amount of any prorated items required by Section 2.7 hereof owed by the Bank to Seller; (c) the Net Book Value (as hereinafter defined) as of the close of business on the Estimation Date of the Personal Property; (d) the Net Book Value as of the Estimation Date of the Purchased Loans, together with unpaid accrued interest thereon; (e) the "Premium," which shall be the product of the amount of the Deposit Liabilities at the Lincoln Branch as of the Estimation Date multiplied by 10% (0.10) plus the product of the Deposit Liabilities at the Pontiac Branch as of the Estimation Date multiplied by 8.5% (0.0850) plus the product of the Deposit Liabilities at the Taylorville Branch as of the Estimation Date multiplied by 10% (0.10); and (f) the Net Book Value as of the close of business on the Estimation Date of the Real Estate. The Bank and Seller shall agree in writing upon the allocation of such amount among various categories of assets being acquired by the Bank. The Bank and Seller agree to be bound by the allocation for all purposes, including reporting to the Internal Revenue Service under Section 1060 of the Internal Revenue Code, as amended ("IRC"). For purposes of this Agreement, the term Net Book Value means net book value determined from the books and records of Seller in accordance with generally accepted accounting principles consistently applied.

     2.5 Fiduciary Relationships. The Bank shall assume all of the fiduciary relationships of Seller arising out of any Individual Retirement Account ("IRA") included in the Deposit
Liabilities.

     2.6 Names and Marks. Seller is not selling, assigning, conveying, transferring or delivering, nor shall the Bank acquire, any rights or interest in or to: (a) the name "First of America" or any derivation thereof; or (b) any logos, service marks or trademarks, advertising materials or slogans or any similar items used by Seller in connection with its business.

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     2.7  Prorations.  All taxes associated with the Real Estate, assessments, utility payments, payments due on Assigned
Contracts, and similar expenses related to the Assets transferred hereunder which were accrued or prepaid by Seller prior to the Effective Time but are allocable to any period following the Effective Time shall be prorated between the parties on the basis of a 30-day month and 360-day year as of the Closing Date. Taxes shall be prorated as though all tax bills which are received in a particular year are payable for that year. There shall be no charge to the Bank with respect to the Federal Deposit Insurance Corporation ("FDIC") premium paid by Seller with respect to the Deposit Liabilities prior to the Closing Date. Any items susceptible of being prorated but which cannot be prorated by the Closing Date shall be prorated as soon as the requisite information becomes available. Such adjustments after the Closing Date shall take place at a mutually agreeable time and place within twenty (20) Business Days (as hereinafter defined) of the Closing Date. For purposes of this Agreement, the term "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois.

     2.8  Transitional Matters.

          (a) During the ninety (90) day period following the Closing Date, the Bank shall pay, in accordance with law and customary banking practices, all properly drawn and presented checks, and automated clearinghouse debits and credits, ATM deposits and withdrawals, drafts and withdrawal orders presented to the Bank by mail, over the counter through the check clearing system of the banking industry, by depositors of the Deposit Liabilities ("Depositors") on checks, drafts or withdrawal order forms provided by Seller, and in all other respects, to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the Depositors.

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          (b)  If any of the Depositors, instead of accepting the
obligations of the Bank to pay the Deposit Liabilities, shall demand payment from Seller for all or any part of any of the Deposit Liabilities, Seller may make such payment. If any Depositor draws a check, draft or withdrawal order against his or her Deposit, has or makes an automated clearinghouse generated debit or credit with respect to his or her Deposit or makes an ATM deposit or withdrawal, which is presented or charged to Seller within ninety (90) days after the Closing Date, Seller may pay the same and the Bank will reimburse Seller for any such payment or charges provided there are sufficient funds in the Depositor's account. The Bank and Seller shall settle within the next Business Day any such Deposits paid by Seller and any checks, drafts or orders of withdrawal presented by Seller to the Bank so long as presentment is made by 3:00 p.m. on the day of presentment of such item by the Depositor. In order to reduce the continuing charges to Seller through the check clearing system of the banking industry which will result from check forms of Seller being used after the Closing Date by the Depositors, the Bank agrees, at its sole cost and expense, and without charge to such Depositors, to notify such Depositors, as soon as practicable after the Closing Date, of the Bank's assumption of the Deposit Liabilities and to furnish each Depositor with checks on the forms of the Bank, and with instructions to utilize the Bank's checks and to destroy unused checks of Seller.

          (c) For a period of ninety (90) days after the Closing Date, Seller (within thirty (30) hours of receipt thereof) shall deliver to the Bank a detailed list of checks presented to Seller for payment which are drawn on accounts which are included in the Deposit Liabilities. As soon thereafter as is reasonably practicable, Seller shall deliver to the Bank the checks detailed on such lists. The Bank will reimburse Seller for its expenses (other than data processing expenses) reasonably incurred in the performance hereof.

          (d) As of the Effective Time, (i) all ATM access cards issued by Seller to Depositors who will not have ATM-accessible accounts with Seller after the Effective Time and (ii) all check guarantee cards issued by Seller to Depositors who will not have checking accounts with Seller after the Effective Time, if any,
will be void.   Within fifteen (15) days of the date of this
Agreement, Seller shall provide the Bank with the data tapes (in the Bank's standard format) reasonably required, prior to the Closing Date, to accommodate the processing of ATM cards which may be issued but not activated prior to the Closing Date.

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          (e)  Seller and the Bank will use their best efforts to
transfer all ACH arrangements to the Bank as soon as possible following the Closing Date. Within twenty (20) calendar days of the date of this Agreement, Seller will use its best efforts to deliver to the Bank (i) a modem transmission (in the Bank's standard format) of all ACH Items and Recurring Debit arrangements as of the date hereof, (ii) copies of all ACH origination forms for social security payments and Recurring
Debit arrangements as of the date hereof and (iii) all other records and information necessary for the Bank to service such arrangements. In the event that any ACH arrangements or Recurring Debit arrangements are established between the date hereof and the Closing Date, Seller shall, as soon as practicable thereafter, provide the Bank with the information described in clauses (i), (ii) and (iii) above with respect to such new arrangements. The Bank shall continue such ACH arrangements and such Recurring Debit arrangements as are originated and administered by third parties and for which the Bank need act only as processor; the Bank shall have no obligation to continue any such arrangements that were originated and administered by Seller, and Seller shall terminate such arrangements on or prior to the Closing Date.

     2.9 Post-Closing Adjustments. Within twenty (20) Business Days after the Closing Date ("Adjustment Payment Date"), the parties shall determine, consistent with the express terms of this Agreement, the amount of the Deposit Liabilities, prorated items owed by Seller to the Bank and all items listed in Subparagraphs (a), (b), (c), (d), (e) and (f) of Section 2.4, in each case as of the Effective Time, and shall make an appropriate post-closing adjustment payment (the "Adjustment Payment"). The Adjustment Payment shall be paid by wire transfer to a previously designated account, by Seller or by the Bank, as the case may be, on or before the Adjustment Payment Date. Interest on the amount of the Adjustment Payment for the period from the Closing Date to the Adjustment Payment Date shall be due to the party receiving the Adjustment Payment. Interest shall be calculated at a rate equal to the average of the high and low bids for Federal Funds as reported in The Wall Street Journal on the Closing Date, or, if no such rates were reported on the Closing Date, on the latest date immediately prior to the Closing Date on which such bids were reported in The Wall Street Journal.

                    ARTICLE THREE:  THE BANK'S
                  REPRESENTATIONS AND WARRANTIES

     The Bank represents and warrants to Seller as follows:

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     3.1  Authority Relative to this Agreement.  The execution, delivery and performance of this Agreement by the Bank has been duly authorized and approved by all necessary corporate action on the part of the Bank, and this Agreement is legally binding and enforceable against the Bank in accordance with its terms. This Agreement and the transactions contemplated hereby do not and will not violate any of the provisions of, or constitute a default under: (a) the Articles of Incorporation or Bylaws of the Bank; or (b) any other material agreement, commitment or instrument to which the Bank is a party or by which any of its properties or assets are bound.

     3.2 Organization and Good Standing. The Bank is a state savings bank duly organized, validly existing and in good standing under the laws of the State of Illinois and all of its deposits are insured by the FDIC through the Savings Association Insurance Fund ("SAIF") to the extent provided under applicable law, and it has the corporate power to carry on its business as it is now being conducted and to consummate the transactions contemplated by this Agreement. The Bank acknowledges and agrees that all or a portion of the Deposit Liabilities being transferred to the Bank by Seller pursuant to this Agreement may be deemed by the FDIC to be insured through the Bank Insurance Fund ("BIF") and may be required to be maintained as BIF deposits by the Bank.

     3.3 Governmental Notices. The Bank has received no notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

     3.4 Litigation. There is no action, suit, or proceeding pending against the Bank or, to the knowledge of the Bank, threatened against or affecting the Bank before any court or arbitrator or any governmental body, agency, or official which could materially adversely affect the ability of the Bank to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement.

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     3.5  Other Information.  To its knowledge, no representation or warranty by the Bank contained in this Agreement, or disclosure by the Bank in any certificate or other instrument or document furnished or to be furnished by or on behalf of the Bank pursuant to this Agreement, and no information furnished or to be furnished by the Bank for use in applications to various regulatory authorities contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were or are made, not misleading in any material respect.

     3.6 Advice of Changes. Between the date hereof and the Closing Date, the Bank shall promptly advise Seller in writing of any fact which, if existing or known as of the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

                     ARTICLE FOUR:  SELLER'S
                  REPRESENTATIONS AND WARRANTIES

     Seller represents and warrants to the Bank as follows:

     4.1 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by all necessary corporate action on the part of Seller, and this Agreement is legally binding and enforceable against Seller in accordance with its terms. This Agreement and the transactions contemplated hereby do not and will not violate any of the provisions of, or constitute a default under: (a) the Articles of Association or Bylaws of Seller; or (b) any other material agreement, commitment or instrument to which Seller is a party or by which any of its properties or assets are bound.

     4.2 Organization and Good Standing. Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States and all of its deposits are insured by the FDIC through BIF or SAIF and it has corporate power to carry on its business, including the business of the Branch Offices, as it is now being conducted and to consummate the transactions contemplated by this Agreement.

     4.3 Governmental Notices. Seller has received no notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

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     4.4  Litigation.  As of the date of this Agreement there is no action, suit, or proceeding or investigation of any nature pending, or to the knowledge of Seller, threatened against or affecting Seller before any court or arbitrator or any governmental body, agency, or official or otherwise that arises out of Seller's operation of the Branch Offices or challenges the validity or legality of the transactions contemplated by this Agreement or which would adversely affect the Assets or the Branch Offices or which could materially adversely affect the ability of Seller to perform its obligations under this Agreement.

     4.5 Proceedings Relating to Properties. No proceedings to take all or any part of the Real Estate by condemnation or right of eminent domain are pending or, to the best of Seller's knowledge, threatened and Seller's use of the Real Estate is not, and no complaints have been received by Seller that Seller is, in violation of applicable building, zoning, safety or similar laws, ordinances or regulations. To the best of Seller's knowledge, there are no special or general assessments pending against or affecting the Real Estate and, to the best of its knowledge, no public improvements have been recently made which would cause special or general assessments to be assessed against the Real Estate. Seller makes no representations or warranties concerning the environmental condition of the Real Estate and the Real Estate is being sold to the Bank on an "as is" basis, which term includes the environmental condition of the Real Estate and, except for such matters that entitle the Bank to indemnification from Seller, as set forth in Section 12.3 of this Agreement, the Bank releases Seller from any claims relating to the environmental condition of Real Estate.

     4.6 Taxes. Seller has paid all property, excise, sales and use and other taxes imposed by any taxing authority which are due and payable, and there are no unpaid taxes which could result in liens being placed on the Assets or the Deposit Liabilities. Seller has in place insurance sufficient to replace buildings located on the Real Estate and Personal Property located at the Branch Offices if such building or items of Personal Property are damaged or destroyed prior to the Effective Time.

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     4.7  Financial Statements.  The books and records of Seller regarding the operations of the Branch Offices and all other financial or other information supplied by Seller to the Bank prior to the execution hereof is true and complete and fairly represents, in accordance with generally accepted accounting principles consistently applied, the information set forth therein relating to the Assets, the Assumed Liabilities and the business conducted by Seller at the Branch Offices as of the date(s) specified in such books, records or other statements (subject, with respect to statements covering a portion of a year, to normal year-end adjustments and accruals).

     4.8 Compliance with Law. The business and operations of the Branch Offices (including the origination and administration of the Purchased Loans and the Deposit Liabilities) have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities, including all regulations pertaining to the receipt of customer information required by state and federal law concerning taxpayer identification numbers, social security numbers and the like.

     4.9 Employee Contracts. There are no employment contracts between Seller and any of the Employees (as that term is hereinafter defined) not terminable on thirty (30) or fewer days' notice after the Closing Date. Seller is not a party to any contract or arrangement with any union relating to the business conducted at the Branch Offices and Seller is not aware of any pending organizational efforts at the Branch Offices. To the best of its knowledge, there has been no indication to Seller that a union organizational effort or labor disturbance is likely at the Branch Offices prior to the Closing Date. Seller has not entered into any agreement or otherwise made any commitment or representation to any of such employees with respect to their employment by the Bank.

     4.10 Forms. Within fifteen (15) days from the date of this Agreement, Seller will provide the Bank with copies of the forms of signature cards, deposit account forms, Regulation E disclosures, Truth-in-Savings disclosures, deposit account agreements, and IRA trust agreements and beneficiary designations, as well as the forms of any other instruments or agreements presently in use at the Branch Offices in connection with the Deposit Liabilities. For purposes of this Section 4.10, all referenced documents shall be the forms used by Seller as of the date of this Agreement for new customers.

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     4.11  Deposit Liabilities.  During the period of Seller's
operation of the Branch Offices, Seller has properly accrued interest on the Deposit Liabilities and, to the best of Seller's knowledge, the records respecting the Deposit Liabilities accurately reflect such accruals of interest. A list of all deposits at the Branch Offices as of September 30, 1996, is included in Schedule IV to this Agreement.

     4.12 Title to Assets. Seller has acquired, and at the Effective Time the Bank will acquire, good and marketable title to all of the Assets, free and clear of any material encumbrances, claims, liens, rights of way, easements, charges, pledges, options, licenses, restrictions, conditions, covenants, judgments, security interests, rights of first refusal, agreements, obligations, commitments, arrangements and understandings.

     4.13 Assigned Contracts. To the best of Seller's knowledge, the Assigned Contracts constitute the legal, valid and binding obligations of Seller and of the other parties thereto, enforceable in accordance with their terms. Seller is not in default under any of the Assigned Contracts, and, to the best of Seller's knowledge, no other party to any of the Assigned Contracts is in default thereunder. True and correct copies of each of the Assigned Contracts, and all attachments, amendments and addenda thereto, are attached to Schedule II to this Agreement.

     4.14 Purchased Loans. To the best of Seller's knowledge, each of the Purchased Loans: (i) is a legal, valid and binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such persons are sometimes referred to herein as "Obligors") thereof or thereunder and is evidenced by legal, valid and binding instruments (such instruments, which will be delivered to the Bank on the Closing Date, are sometimes referred to herein as the "Loan Agreements") executed by the respective Obligors, each of whom at the time of such execution had capacity to contract, and any signature on any Loan Agreement is the true signature of the Obligor on the Purchased Loan involved, (ii) is enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy laws and other laws of similar nature relating to creditors' rights) and (iii) is not subject to any defense, counterclaim or set-off of any kind. Seller is not in default under any of the Purchased Loans. Each of the Purchased Loans may be assigned to the Bank without the approval of consent of any Obligor. As of the Effective Time, Seller will have delivered to the Bank the originals of all of the Loan Agreements, including without limitation, the promissory notes and other documentation relating to the Purchased Loans and the documentation relating to the collateral securing the Purchased Loans.

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     4.15  Other Information.  No representation or warranty by
Seller contained in this Agreement, or disclosure by Seller in any certificate or other instrument or document furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, and no information furnished or to be furnished by Seller for use in applications to various regulatory authorities contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were or are made, not misleading in any material respect.

     4.16 Advice of Changes. Between the date hereof and the Closing Date, Seller shall promptly advise the Bank in writing of any fact which, if existing or known as of the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

               ARTICLE FIVE:  COVENANTS OF THE BANK

     The Bank hereby covenants and agrees with Seller as follows:

     5.1 Conduct of Business; Certain Covenants. From and after the execution and delivery of this Agreement and until the Closing Date, the Bank will: (a) conduct its business and operate only in the ordinary course of business, consistent with past practices; and (b) use its best efforts to remain in good standing with all applicable banking regulatory authorities.

     5.2 Confidentiality. The Bank will cause all internal, nonpublic financial and business information obtained by it from Seller or otherwise to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict the Bank from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. If the transactions contemplated hereby shall not take place, all nonpublic financial statements, documents and other materials of Seller and all copies thereof shall be returned to Seller and shall not thereafter be used by the Bank.

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     5.3  Required Approvals.  As soon as practicable after the execution of this Agreement, the Bank shall at its expense: (a) submit applications to the Commissioner of Banks and Real Estate of the State of Illinois (the "Commissioner") and to the FDIC for permission to acquire the Deposit Liabilities and to establish branch offices at the locations at which the Branch Offices are located; and (b) prepare and submit for filing any and all other applications, filings, and registrations with, and notification to, all federal and state authorities required on the part of the Bank for the transactions described in this Agreement to be consummated. Thereafter, the Bank shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the transactions contemplated herein to be consummated. The Bank shall deliver to Seller, as soon as is reasonably practicable after the filing thereof, copies of each and all of such applications, filings, registrations, and notifications (except for any portions thereof deemed confidential by the Bank), and any supplement, amendment, or item of additional information in connection therewith (except for any portions thereof deemed confidential by the Bank). The Bank shall also deliver promptly to Seller a copy of each material notice, order, opinion, and other item of correspondence received by the Bank from such federal and state authorities (except for any portions thereof deemed confidential by the Bank) and shall advise Seller, at Seller's request, of developments and progress with respect to such matters.

     5.4 Use of Seller's Name. On and after the Closing Date, the Bank shall not use the name of Seller in any manner in connection with the operation of the Branch Offices. No activity conducted by the Bank on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of the Bank.

     5.5 Best Efforts to Satisfy Conditions. The Bank covenants with and agrees that it: (a) will use its best efforts to satisfy the conditions to which the obligations of Seller are subject pursuant to this Agreement on or prior to December 31, 1996; and
(b) will fully cooperate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to the operational aspects of the transfer of the Deposit Liabilities and the change of signage.

     5.6 Further Assurances. On and after the Closing Date, the Bank shall give such further assurances to Seller and, upon Seller's request, shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining under the Deposit Liabilities.

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                ARTICLE SIX:  COVENANTS OF SELLER

     Seller hereby covenants and agrees with the Bank as follows:

     6.1  Access to Records and Information; Personnel;
Customers.
          (a) Between the date of this Agreement and the Closing Date, Seller shall afford to the Bank and its authorized agents and representatives access, during normal business hours and other mutually agreeable times and upon reasonable notice, to the properties, operations, books, records, contracts, documents and other information of or relating to the Branch Offices. If any of such books, records, contracts, documents or other information are not located at the Branch Offices, Seller, upon the Bank's request, will make the same (or copies thereof) available at the Branch Offices to the extent it is reasonably practicable to do so. Seller shall cause its personnel to provide assistance in the Bank's investigation of matters relating to the Branch Offices; provided, however, that the Bank's investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers and employee relations and provided further that the right of access and examination granted hereby is subject to the requirements of financial privacy laws or similar laws relating to account holders and other records.

          (b) Within ten (10) Business Days following the last day of each calendar month ending after the date of this Agreement and prior to the Closing Date, Seller shall provide the Bank with copies of all balance sheets, income statements or comparable financial statements prepared for Seller's internal use reflecting the operations of the Branch Offices during such monthly period.

     6.2 Conduct of Business; Certain Covenants. From and after the execution and delivery of this Agreement and until the Closing Date, Seller will: (a) conduct the business of the Branch Offices only in the usual and ordinary course of business consistent with past practice; (b) maintain in full force and effect all necessary business permits, licenses, registrations and authorizations relating to the Branch Offices; and (c) use its best efforts to maintain all existing contracts, customers, account relationships and all other customer agreements, relationships and business of the Branch Offices.

     6.3 Employee Matters. The parties shall follow the following procedure in dealing with employees of Seller who are employed in the Branch Offices (the "Employees"):

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          (a)  Within twenty (20) days of the date hereof, to the
extent that Seller is able to obtain the written consents referenced below, Seller shall deliver to the Bank a true and complete list of all Employees by name, date of hire and position in the Branch Offices as of the date hereof and shall permit the Bank to have such access to its records as is required to enable the Bank to review personnel records of the Employees, including all performance evaluations, resumes, applications, current salaries, compensation histories and other compensation arrangements. Seller shall use its best efforts to obtain the written consent of each such Employee prior to the release of the foregoing information to the Bank.

          (b) Within ten (10) days of receipt of the information required by Section 6.3(a), the Bank shall interview those Employees which the Bank, in its sole discretion, wishes to employ following the Effective Time and shall deliver to Seller a confidential list identifying the Employees to which offers of employment will be made by the Bank effective at the Effective Time (the "Designated Employees"). The term Designated Employees shall not include the current temporary manager of the Taylorville Branch , it being understood that Seller shall be permitted to continue to employ such manager after the Effective Time.

          (c) On such date to which the parties agree, Seller shall notify in writing all Employees that the Branch Offices are being transferred to the Bank and that the employment of the Designated Employees by Seller will terminate as of the Effective Time. Concurrently with the delivery of such notice by Seller, the Bank shall offer employment to the Designated Employees. The positions in which such Designated Employees shall be employed by the Bank, and the terms and conditions of employment, shall be determined by the Bank, in its sole discretion.

          (d) Except with the prior written consent of the Bank, Seller shall not, for a period of one (1) year after the Closing Date, solicit any Designated Employee employed by the Bank to again become an employee of Seller or any of its affiliates. Seller shall promptly inform the Bank of any Designated Employee who resigns prior to the Closing Date.

          (e) Nothing in this Section 6.3 is intended, nor shall it be construed, to confer any rights or benefits upon any person other than the Bank or Seller.

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     6.4  Negative Covenants.  Except as may be required by
regulatory authorities, Seller shall not, without the prior written consent of the Bank: (a) transfer to Seller's other branches any of the Assets (it being understood that any loans not being transferred to the Bank pursuant to Section 1.1(c) hereof are not included in such prohibition against transfer);
(b) transfer to Seller's other branches any of the Deposit Liabilities (it being understood that any deposits not being transferred to the Bank pursuant to Section 1.2(a) hereof are not included in such prohibition against transfer) except upon the unsolicited request of a depositor in the ordinary course of business; (c) transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to transfer, assign, encumber or otherwise dispose of any of the Assets except in the ordinary course of business; (d) invest in any fixed assets, improvements to the Branch Offices or Personal Property, except for improvements currently in progress and except for replacements of furniture, furnishings, equipment and supplies purchased or made in the ordinary course of business; or
(e) enter into any contract, commitment, lease or other transaction relating to the Branch Offices, except in the ordinary course of business.

     6.5 Confidentiality. Seller will cause all internal, nonpublic financial and business information obtained by it from the Bank or otherwise to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Seller from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. If the transactions contemplated hereby shall not take place, all nonpublic financial statements, documents and other materials of the Bank and all copies thereof shall be returned to the Bank and shall not thereafter be used by Seller in any way detrimental to the Bank.

     6.6 Assistance in Obtaining Regulatory Approvals. Seller agrees to use all reasonable efforts to assist the Bank in obtaining all regulatory approvals necessary to complete the transactions contemplated hereby. Seller shall fully and promptly cooperate with the Bank in connection with such applications, filings and registrations, and shall, among other things, provide the Bank upon request with such information concerning Seller and its operations as may be requested by any federal or state authority in connection with any such applications, filings or registrations and, to the extent required by applicable laws, rules or regulations, join in any such application, filing or registration.

     6.7  Real Estate, Title, and Surveys.

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          (a)  At least twenty (20) Business Days prior to the
Closing Date, Seller shall deliver to the Bank copies of the deed which it shall deliver for recordation on the Closing Date which shall be a general warranty deed, subject only to Permitted Exceptions (as hereinafter defined). Seller will convey good and marketable title to the Real Estate to the Bank subject to Permitted Exceptions. Seller shall, at its expense, cause to be delivered to the Bank as soon as is reasonably practicable after the date hereof, a commitment for title insurance from a nationally recognized title company agreeable to the Bank and Seller (the "Title Insurer") insuring the title and interest of the Bank in and to the Real Estate (including without limitation, all easements and rights appurtenant thereto), together with
copies of all exceptions to title to the Real Estate.    In
addition, an as-built survey of the Real Estate prepared by a licensed surveyor shall be provided to the Bank by Seller. The cost of the survey shall be borne by Seller.

          (b) Unless the Bank notifies Seller of objections to any exceptions shown on the title commitment or of any unacceptable survey defects in writing within fifteen (15) days of receipt of the title commitment or survey, as the case may be, all such exceptions or survey defects reflected therein shall be deemed Permitted Exceptions. The term "Permitted Exceptions" shall also mean any or all of the following: (i) those special exceptions acceptable to the Bank, including restrictions, easements, rights of way, leases, and encumbrances referred to in the title commitment to be delivered by Seller to the Bank pursuant to this Agreement which individually or in the aggregate do not materially interfere with the present or intended use of the Real Estate; and (ii) statutory liens for current taxes or assessments not yet due, or if due not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings; and (iii) such other liens, imperfections in title, charges, easements, restrictions, and encumbrances which are not yet due and payable and which, individually and in the aggregate, do not materially detract from the value of, or materially interfere with the present or intended use of, the Real Estate.

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          (c)  If the title commitment or survey delivered
pursuant to this Section 6.7 discloses title exceptions or survey defects other than Permitted Exceptions, Seller shall have ten
(10) days from the date of receipt of notice thereof (and the parties shall postpone the Closing Date, if necessary to enable Seller to undertake such activities) to have such exceptions or survey defects cleared, or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions or survey defects by an endorsement in form and substance satisfactory to the Bank. If the exceptions or survey defects are not removed or endorsements over the exceptions or survey defects are not obtained, the Bank, upon notice to Seller within five (5) days after the expiration of the 10-day cure period, may elect (i) to terminate this Agreement in which case this Agreement shall be null and void and the parties shall be under no obligation to each other; or (ii) the Bank may elect to take title notwithstanding the exceptions and such exceptions shall be deemed Permitted Exceptions.

     6.8  Insurance.  From the date hereof through the Effective
Time, Seller shall maintain in full force and effect all of its insurance policies relating to the Assets.

     6.9 Assignment of Contracts. Seller shall use its best efforts to obtain on or before the Closing Date any required consents to assign the Assigned Contracts to the Bank at the same terms, including charges or fees, as are currently stated in or associated with the Assigned Contracts. Seller shall transfer to the Bank, no later than the Closing Date, any and all funds held by Seller as security deposits under Assigned Contracts.

     6.10 Transfer of Data. Within fifteen (15) days of the execution of this Agreement, Seller shall provide to the Bank the format by which Seller proposes to transfer all data on the Deposit Liabilities. The format to be used for transfer of data will be the format normally used by Seller in the electronic processing of its accounts. Any changes from the proposed format shall be at the expense of the Bank.

     6.11 Signs. Seller shall have the right, at its own expense, to remove exterior signage and the lettering and/or fascia of all interior signs from the Branch Offices. Seller agrees to remove such lettering and/or fascia from the Branch Offices on or before the Closing Date or such other date as the parties may agree. Seller shall be responsible for all expenses incurred in patching or repairing the surfaces surrounding the signs. Seller shall not be responsible for expenses incurred in connection with the construction or placement of any signs by the Bank at the Branch Offices.

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     6.12  Best Efforts to Satisfy Conditions.  Seller covenants and agrees that it: (a) will use its best efforts to satisfy the conditions to which the obligations of the Bank are subject pursuant to this Agreement on or prior to December 31, 1996; and
(b) will fully cooperate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to the operational aspects of the transfer of the Assets and the assumption of the Deposit Liabilities and the change of signage.

     6.13 Further Assurances. On and after the Closing Date, Seller shall give such further assurances to the Bank and, upon the Bank's request, shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively transfer the Real Estate, the other Assets, and the Deposit Liabilities to the Bank.

     6.14 Inspection of Premises, Loans, Deposit Liabilities. Within fifteen (15) days after the date of this Agreement, the Bank may, at its expense, inspect or cause to be inspected the physical and/or environmental condition of the Real Estate and the Personal Property and the Bank may also inspect the Deposit Liabilities and the Purchased Loans (and any agreements or documents relating thereto) and other Assets and it may also interview the Employees. Within such period, the Bank may also obtain a Phase I environment assessment. Seller shall deliver promptly to the Bank all documents and information reasonable requested by the Bank pursuant to this Section 6.14 and shall otherwise reasonably cooperate with the Bank in its inspections. In the event the Bank is not satisfied with the results of such inspections, it may, in its sole discretion, terminate this Agreement. The Bank shall within such fifteen (15) day period notify Seller in writing if it elects to terminate this Agreement. Failure to notify Seller within such period will constitute a waiver of such right.

             ARTICLE SEVEN:  CONDITIONS PRECEDENT TO
                       SELLER'S OBLIGATIONS
     All obligations of Seller under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of Seller), on or before the Closing Date, of the following conditions:

     7.1 Compliance by the Bank. All terms, covenants and conditions of this Agreement to be complied with and performed by the Bank on or before the Closing Date shall have been fully complied with and performed in all material respects.

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     7.2  Renewal of Representations and Warranties.  The Bank's
representations and warranties contained in this Agreement shall be deemed to have been made again as of the Closing Date and, except as otherwise contemplated by this Agreement, shall then be true in all material respects; and the Bank shall have performed and complied with all material agreements, conditions and covenants required by this Agreement to be performed or complied with by the Bank prior to or at the Closing Date.

     7.3 Delivery of Documents. The Bank shall have delivered the following documents to Seller:

          (a) An Assignment and Assumption of Accounts Agreement in substantially the form set forth in Exhibit B hereto.

          (b)  An Assignment and Assumption of Loans and Loan
Agreements in substantially the form of Exhibit C hereto.

          (c) An Assignment and Assumption of Contracts in substantially the form set forth in Exhibit D hereto.

          (d)  An Assignment, Transfer and Appointment of
Successor Trustee for Individual Retirement Accounts in substantially the form set forth in Exhibit E hereto.

          (e) Resolutions of the Bank's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (f)  A certificate of the Secretary or Assistant
Secretary of the Bank as to the incumbency and signatures of officers.

          (g) A certificate signed by a duly authorized officer of the Bank stating that the conditions precedent to the obligations of Seller pursuant to this Agreement have been fulfilled.

     7.4 Litigation. No action, suit, proceeding, or claim shall have been instituted, made, or threatened by any person relating to the validity or propriety of the transactions contemplated by this Agreement.

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               ARTICLE EIGHT:  CONDITIONS PRECEDENT
                    TO THE BANK'S OBLIGATIONS

     All obligations of the Bank under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of the Bank), on or before the Closing Date (except with respect to those conditions requiring satisfaction prior to the Closing Date), of each of the following conditions:

     8.1 Regulatory Approvals. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies necessary to permit the Bank to consummate the transactions contemplated hereby shall have been obtained with no requirements imposed upon the Bank which, in the Bank's reasonable judgment, are unduly burdensome.

     8.2 Compliance by Seller. All terms, covenants and conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been fully complied with and performed in all material respects.

     8.3 Renewal of Representations and Warranties. Seller's representations and warranties contained in this Agreement shall be deemed to have been made again as of the Closing Date and, except as otherwise contemplated by this Agreement, shall then be true in all material respects; and Seller shall have performed and complied with all material agreements, conditions and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

     8.4 Documents. Seller shall have delivered the following documents to the Bank:

          (a) An Assignment and Assumption of Accounts Agreement in substantially the form set forth in Exhibit B hereto.

          (b)  An Assignment and Assumption of Loans and Loan
Agreements in substantially the form of Exhibit C hereto.

          (c) An Assignment and Assumption of Contracts in substantially the form set forth in Exhibit D hereto.

          (d)  An Assignment, Transfer and Appointment of
Successor Trustee for Individual Retirement Accounts in substantially the form set forth in Exhibit E hereto.

          (e) A Bill of Sale in substantially the form set forth in Exhibit F hereto.

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          (f)  Instruments of conveyance satisfactory to legal
counsel for the Bank, together with the title commitment, title insurance, and the survey with respect to the Real Estate, conveying the Real Estate to the Bank in compliance with Section
6.7 of this Agreement.

          (g) Such other bills of sale, assignments, and other instruments and documents as counsel for the Bank may reasonably require as necessary or desirable for transferring, assigning and conveying to the Bank good, marketable and insurable title to the Assets pursuant to this Agreement.

          (h) Resolutions of Seller's Board of Directors, certified by Seller's Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (i)  A certificate from the Secretary or Assistant
Secretary of Seller as to the incumbency and signature of officers.

          (j) A certificate signed by a duly authorized officer of Seller stating that the conditions precedent to the obligations of the Bank pursuant to the Agreement have been fulfilled.

          (k) Listings of the Deposit Liabilities as of the Estimation Date (the "Deposit Listings") on magnetic tape or utilizing such other method of information transfer as the parties may mutually agree, which Deposit Listings shall include account number, the outstanding principal balance, and the accrued interest.

          (l) All Books and Records capable of being delivered to the Bank.

     8.5 Absence of Certain Changes or Events. From the date hereof to the Closing Date, there shall be and have been no material adverse changes in the Real Estate, the other Assets, the Deposit Liabilities, or otherwise in the business, operations or condition of the Branch Offices.

     8.6 Litigation. No action, suit, proceeding, or claim shall have been instituted, made, or threatened by any person relating to the validity or propriety of the transactions contemplated by this Agreement.

                    ARTICLE NINE:  TERMINATION

     9.1 Termination Provisions. This Agreement may be terminated at any time prior to the Closing Date:

PAGE

          (a) Mutual Consent. By mutual consent of Seller and the Bank;

          (b)  Conditions Precedent.  By either Seller or the
Bank in the event the conditions precedent to their own obligations as set forth in Articles Seven and Eight have not been met and satisfied or waived or shall have become impossible of fulfillment; or

          (c)  Elapsed Time.  By either Seller or the Bank if the
Closing Date does not occur before March 31, 1997, or such later date as the parties may mutually agree upon.

                      ARTICLE TEN:  EXPENSES

     10.1 The Bank's Expenses. Except as otherwise provided herein, the Bank will pay all expenses incurred by it incident to obtaining requisite regulatory approvals to permit the Bank to consummate the transactions contemplated hereby and all expenses incurred by it incident to the consummation of the transactions contemplated hereby (including legal and accounting fees and expenses incurred for legal and accounting services rendered to the Bank in connection with the transactions contemplated hereby).

     10.2 Seller's Expenses. Except as otherwise provided herein, Seller will pay all expenses incurred by it incident to permit Seller to consummate the transactions contemplated hereby (including the costs of the title insurance policy and survey contemplated by Section 6.7 hereof, recording fees, stamp taxes, as well as legal and accounting fees and expenses incurred for legal and accounting services rendered to Seller in connection with the transactions contemplated hereby).

     10.3 Brokers' Fees. Seller will pay, indemnify and save harmless the Bank from and against any and all finders' fees, brokers' commissions or other similar fees or expenses incurred by Seller (or the Bank as a result of understandings, agreements or arrangements made by Seller) and arising out of or in connection with the transactions contemplated hereby. The Bank will pay, indemnify and save harmless Seller from and against any and all finders' fees, brokers' commissions or other similar fees or expenses incurred by the Bank (or Seller as a result of understandings, agreements or arrangements made by the Bank) and arising out of or in connection with the transactions contemplated hereby.

PAGE

                ARTICLE ELEVEN:  OTHER AGREEMENTS

     11.1  Backup Withholding.  Seller shall deliver to the Bank
(i) on or before the Closing Date a list of all "B" (TINs do not match) and "C" (under reporting/IRS imposed withholding) notices from the IRS imposing withholding restrictions and (ii) for a period of one hundred twenty (120) calendar days after the Closing Date, all notices received by Seller from the IRS releasing withholding restrictions on the Deposit Liabilities. Any amounts required by any governmental agencies to be withheld from any of the Deposit Liabilities (the "Withholding Obligations") will be handled as follows:

          (a) Any Withholding Obligations required to be remitted to the appropriate governmental agency prior to the Closing Date will be withheld and remitted by Seller;

          (b) Any Withholding Obligations required to be remitted to the appropriate governmental agency on or after the Closing Date will be remitted by the Bank. At the Closing, Seller will remit to the Bank all sums withheld by Seller pursuant to Withholding Obligations which funds are or may be required to be remitted to governmental agencies on or after the Closing Date.

          (c) Any penalties described on "B" notices from the IRS or any similar penalties that relate to Deposit Liabilities opened by Seller prior to the Effective Time will be paid by Seller promptly upon receipt of the notice, provided such penalty assessment resulted from Seller's acts, policies or omissions.

     11.2 IRA. Seller shall be responsible for reporting through and including the Closing Date, all federal and state income tax matters associated with IRA deposits assumed by the Bank. The Bank shall report such information beginning on the day following the Closing Date. Said reports shall be made to the Depositors and to the applicable federal and state regulatory agencies. Seller and the Bank shall each provide to the other information in its possession reasonably requested by the other to satisfy its obligations hereunder.

     11.3 Interest Reporting. Seller shall report through and including the Closing Date, all interest credited to, interest paid by, interest withheld from, and early withdrawal penalties charged to the Deposit Liabilities. The Bank shall report all such information beginning on the day following the Closing Date. Said reports shall be made to the Depositors and to the applicable federal and state regulatory agencies. Seller and the Bank shall each provide to the other information in its possession reasonably requested by the other to satisfy its obligations hereunder.

PAGE

     11.4 Pre-Closing Notices to Depositors and Obligors. On such date as the parties may agree, or in the absence of such an agreement on the date which is fifteen (15) days prior to the Closing Date (or if such date shall not be a Business Day, the next succeeding Business Day), Seller and the Bank will notify all Depositors of the pending transfer of the Deposits and all Obligors of the pending transfer of the Purchased Loans to the Bank. This notice will also include a statement by Seller urging Depositors to maintain their deposits at the Branch Offices with the Bank. This notice will be in a form acceptable to both parties and in compliance with all federal regulations. The cost of such notice shall be borne equally by Seller and the Bank. Seller will cooperate with the Bank in providing such other notices to customers of the Branch Offices as the Bank may reasonably request. Seller and the Bank hereby acknowledge and agree that the notices and other communications to the Depositors contemplated hereby will not include information concerning any plans the Bank may have to, after the Closing Date, change rates or other terms and conditions with regard to the Deposit Liabilities.

     11.5 Post Closing Certification. Within five (5) Business Days after the Closing Date, Seller shall deliver to the Bank a statement setting forth the aggregate amount of Deposit Liabilities and the aggregate amount of Purchased Loans, including accrued interest thereon, as of the Effective Time, with a certification of the chief financial officer or other appropriate officer of Seller, certifying that, the information contained in the statement is true, correct, and complete.

     11.6 Post Closing Access to Records. After the Closing Date, Seller shall provide the Bank with access to, and will upon the Bank's request provide the Bank with copies of any Records which are not capable of being transferred to the Bank pursuant to this Agreement.

     11.7 Covenant Not to Compete. Seller hereby covenants and agrees that following the consummation of this transaction and for a period of three (3) years commencing as of the Closing
Date:

          (a) Seller shall not establish, acquire, or operate any facilities, including a proprietary ATM facility, for the taking of deposits or the production of loans within a fifteen
(15) mile radius of the Pontiac Branch and the Taylorville Branch or within a ten (10) mile radius of the Lincoln Branch (the "Protected Territory");

PAGE

          (b) Seller shall not solicit or directly communicate with any person who is a customer with respect to the Deposit Liabilities or the Purchased Loans for the purpose of inducing such person to borrow or deposit money or to purchase products or services from Seller or any of its affiliates; and

          (c) Except as expressly permitted by Section 6.3(b) hereof, Seller shall not directly or indirectly offer employment to any person employed by the Bank at any of the Branch Offices; provided, however, nothing contained herein shall preclude Seller from permitting an Employee who declines employment with the Bank from accepting another position with Seller provided that Seller has not encouraged such Employee to decline to accept such position with the Bank or to seek another position with Seller.

     This Section shall not preclude Seller from making any communication: (i) with any customer who, independent of any solicitation by Seller subsequent to the Closing Date, is or becomes Seller's customer at a location other than a Branch Offices; (ii) with any customer who receives periodic statements from Seller with respect to any outstanding loan or deposit account owned or serviced by or on behalf of Seller after the Closing Date; or (iii) by means of general advertising or mass mailings which are not specifically targeted to customers of any of the Branch Offices. Additionally, this Section shall not preclude Seller from acquiring a financial institution which has existing branches within the Protected Territory and shall neither apply to nor restrict the solicitation by Seller of Public Unit Deposits ("Public Unit Deposits" shall mean deposits by federal, state or local units of government, school districts, or governmental agencies). If any term of the covenant not to compete, as set forth in this Section 11.7, or the application of any term to any person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent at the time after the Closing Date, the remainder of the covenant not to compete, and the application of such terms to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

                 ARTICLE TWELVE:  INDEMNIFICATION

     12.1 Indemnification of the Bank. Seller shall indemnify, hold harmless and defend the Bank from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by the Bank in connection with Seller's operation of the Branch Offices on or prior to the Effective Time.

PAGE

     12.2 Indemnification of Seller. The Bank shall indemnify, hold harmless and defend Seller from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Seller in connection with the Bank's operation of the Branch Offices after the Effective Time.

     12.3 Indemnification of the Bank for Environmental Matters. Notwithstanding anything to the contrary in this Agreement, Seller shall indemnify, hold harmless and defend the Bank, its successors and assigns, from and against any and all damage, loss, liability, cost, claim or expense (including reasonable legal fees and expenses) arising from any environmental condition of the Real Estate which condition existed before the Effective Time and for which Seller would have been liable if it had remained the owner of the Real Estate. This indemnity shall apply only to claims for response or remediation required of the Bank and shall only apply to claims which are the subject of a valid order of a court of competent jurisdiction or by order or directive of a governmental agency with jurisdiction over environmental matters. This indemnity shall not apply to any environmental condition caused, created or exacerbated by the party claiming indemnity, or for claims of diminution in value of the Real Estate caused by the environmental condition. In order for the Bank to claim indemnity under the terms of this provision, it shall provide written notice to Seller of the claim within sixty (60) days of its receipt of notification of the claim and prior to any payment of the claim and such claim shall be made not later than ten (10) years following the Effective Time. Seller shall thereafter have the right, in its sole discretion, to assume defense of the claim.

         ARTICLE THIRTEEN:  AMENDMENT, WAIVER AND NOTICE

     13.1 Amendment. Any duly authorized officer of Seller or the Bank may make, execute and deliver such amendment or amendments, modifications, or supplements to this Agreement as any one of such officers signing any such amendment, modification or supplement on behalf of a party may approve, as shall be conclusively evidenced by his or her signature to any such amendment, modification or supplement in such manner as may be agreed upon by them in writing at any time.

PAGE

     13.2 Waiver. The failure of either party at any time or times to require performance at any time prior to the Closing Date of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver at any time prior to the Closing Date by either party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

     13.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, as follows:

     If to the Bank:

         First Mutual Bank, S.B.
         135 East Main Street
         Decatur, Illinois 62523
         Attention:   Paul K. Reynolds
                      President and Chief Executive Officer

     With a copy to:

         Barack, Ferrazzano, Kirschbaum & Perlman
         333 West Wacker Drive
         Suite 2700
         Chicago, Illinois 60606
         Attention:  Judith K. Muncy, Esq.

     If to Seller:

         First of America Bank-Illinois, National Association
         1111 West 22nd Street, Suite 300
         Oak Brook, Illinois 60521
         Attention:  Richard K. McCord
                     President and Chief Operating Officer

     with a copy to:

         Howard & Howard Attorneys, P.C.
         The Kalamazoo Building, Suite 400
         107 West Michigan Avenue
         Kalamazoo, Michigan 49007
         Attention:  Joseph B. Hemker, Esq.

PAGE

                    ARTICLE FOURTEEN:  GENERAL

     14.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, and, to the extent applicable, to the laws of the United States.

     14.2 Entire Agreement. This Agreement and the Schedules and the Exhibits attached hereto set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings related to the subject matter hereof.

     14.3 Method of Consent or Waiver. Any consent hereunder or any waiver of conditions or covenants as may be herein provided for, subject to all of the other requirements contained in this Agreement, shall be evidenced in writing, properly executed by a duly authorized officer of the party so electing hereunder.

     14.4 Public Announcement. Seller and the Bank shall consult with one another concerning the form and substance and timing of any press release of any matters relating to this Agreement.

     14.5 No Assignment. Neither party shall assign or transfer any right or interest in and to this Agreement, without the prior written consent of the other party, except that Seller may assign its rights hereunder to any successor to the Seller by merger or otherwise.

     14.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.7  Reliance on Headings, Etc.  The Article, Section and
Subsection Headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.8 Severability Clause. If any provisions of this Agreement shall be held invalid, the remainder shall, nevertheless, be deemed valid and effective.

     14.9 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any person (including without limitation any depositors, employees or creditors of any of the parties hereto) other than the parties hereto and their respective permitted successors and assigns, if any.

PAGE

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

WITNESSES                  FIRST MUTUAL BANK, S.B.


-------------------        By: -------------------------------
                                 Paul K. Reynolds
                           Its:  President and Chief Executive
                                 Officer


                           FIRST OF AMERICA BANK-ILLINOIS,
                           NATIONAL ASSOCIATION


-------------------        By: -------------------------------
                                 Richard K. McCord
                           Its:  President and Chief Operating
                                 Officer



PAGE

                             EXHIBIT A

              CONVEYED REAL ESTATE LEGAL DESCRIPTION

                          LINCOLN PARCEL


     To be provided in conjunction with the delivery of the title insurance commitment referenced in Section 6.7 of the Agreement.


PAGE

                            EXHIBIT A

              CONVEYED REAL ESTATE LEGAL DESCRIPTION

                          PONTIAC PARCEL


     To be provided in conjunction with the delivery of the title insurance commitment referenced in Section 6.7 of the Agreement.


PAGE

                            EXHIBIT A

              CONVEYED REAL ESTATE LEGAL DESCRIPTION

                        TAYLORVILLE PARCEL


     To be provided in conjunction with the delivery of the title insurance commitment referenced in Section 6.7 of the Agreement.


PAGE

                            EXHIBIT B

          ASSIGNMENT AND ASSUMPTION OF ACCOUNTS AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION OF ACCOUNTS AGREEMENT
("Assignment and Assumption Agreement") is made and entered into this ------- day of -----------------, 1996, by and between FIRST
OF AMERICA BANK-ILLINOIS, NATIONAL ASSOCIATION ("Seller") and
FIRST MUTUAL BANK, S.B. ("Purchaser").

                             RECITALS

     A. Seller and Purchaser have entered into an Agreement to Purchase Assets and Assume Liabilities dated as of November 1,
1996 (the "Agreement"), a copy of which is attached hereto and is incorporated herein by this reference.

     B. Seller desires to transfer and Purchaser desires to assume the Deposit Liabilities maintained at or for the branch offices of Seller located at 122 North McLean Street, Lincoln, Illinois, 110 West Water Street, Pontiac, Illinois and 725 West Spresser Street, Taylorville, Illinois (the "Branch Offices"), a schedule of which Deposit Liabilities is attached hereto and hereby made a part hereof.

     C. Seller and Purchaser have obtained all corporate, governmental, regulatory and other approvals required in connection with the consummation of the transactions contemplated by the Agreement.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     1. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. Unless otherwise indicated, all citations to section numbers herein are references to sections in the Agreement.

     2. Effective as of the Effective Time, Seller hereby assigns, and Purchaser hereby assumes liability for the Deposit
Liabilities.

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
     3. By execution hereof, Purchaser agrees, effective as of the Effective Time, to be bound by all of the terms, covenants and conditions of the agreements creating the Deposit Liabilities (the "Deposit Agreements") and Purchaser agrees to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors with respect to the Deposit Liabilities, as set forth in the Deposit Agreements, but only to the extent arising by reason of Purchaser's assumption of the Deposit Liabilities from and after the Effective Time.

     4. As of the Effective Time, all of the Deposit Liabilities shall become deposit liabilities of Purchaser of the same amount, terms, rate and maturity.

     5. Nothing contained herein or in the Agreement shall preclude Purchaser from changing the terms or rates with respect to the Deposit Liabilities after the Effective Time if it may lawfully do so.

     6. Purchaser and Seller shall each be indemnified by the other with respect to the transactions contemplated by this Assignment and Assumption Agreement to the extent provided in the Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this
Assignment and Assumption Agreement effective as of the date first written above.



                         FIRST OF AMERICA BANK-ILLINOIS,
                         NATIONAL ASSOCIATION



                         By:----------------------------------
                               Richard K. McCord
                         Its:  President and Chief Operating
                               Officer


                         FIRST MUTUAL BANK, S.B.



                         By:----------------------------------
                               Paul K. Reynolds
                         Its:  President and Chief Executive
                               Officer

PAGE

                            EXHIBIT C

      ASSIGNMENT AND ASSUMPTION OF LOANS AND LOAN AGREEMENTS

     THIS ASSIGNMENT AND ASSUMPTION OF LOANS AND LOAN AGREEMENTS ("Assignment and Assumption Agreement") is made and entered into this ------ day of -------------, 1996, by and between FIRST OF AMERICA BANK-ILLINOIS, NATIONAL ASSOCIATION ("Seller") and FIRST MUTUAL BANK, S.B. ("Purchaser").

                             RECITALS

     A. Seller and Purchaser have entered into an Agreement to Purchase Assets and Assume Liabilities dated as of November 1,
1996, (the "Agreement"), a copy of which is attached hereto and incorporated herein by this reference.

     B. Seller desires to sell and Purchaser desires to purchase certain loans (referred to in the Agreement as the "Purchased Loans") and related loan agreements (the "Loan Agreements") maintained at or for Seller's branch offices located at 122 North McLean Street, Lincoln, Illinois, 110 West Water Street, Pontiac, Illinois and 725 West Spresser Street, Taylorville, Illinois (the "Branch Offices"), a schedule of which Purchased Loans is attached hereto and hereby made a part hereof.

     C. Seller and Purchaser have obtained all corporate, governmental, regulatory and other approvals required in connection with the consummation of the transactions contemplated by the Agreement.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     1. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. Unless otherwise indicated, all citations to section numbers herein are references to sections in the Agreement.

     2. Effective as of the Effective Time, Seller hereby sells, transfers and assigns to Purchaser, and Purchaser hereby purchases from Seller the Purchased Loans and the Loan
Agreements together with accrued interest thereon through the date hereof.

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
     3. By execution hereof, Purchaser agrees, effective as of the Effective Time, to be bound by all of the terms, covenants and conditions of the Loan Agreements and Purchaser agrees to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to obligations owing to customers with respect to the Purchased Loans, but only to the extent arising by reason of Purchaser's ownership of the Purchased Loans from and after the Effective Time.

     4. As of the Effective Time, all of the Purchased Loans shall become loans of Purchaser of the same amount, terms, rate and maturity as set forth in the Loan Agreements.

     5. Nothing contained herein or in the Agreement shall preclude Purchaser from changing the terms or rates with respect to the Purchased Loans after the date hereof if it may lawfully do so.

     6. Seller and Purchaser shall each be indemnified by the other with respect to the transactions contemplated by this Assignment and Assumption Agreement to the extent provided in the Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this
Assignment and Assumption Agreement effective as of the date first written above.


                         FIRST OF AMERICA BANK-ILLINOIS,
                         NATIONAL ASSOCIATION



                         By:----------------------------------
                               Richard K. McCord
                         Its:  President and Chief Operating
                               Officer


                         FIRST MUTUAL BANK, S.B.



                         By:----------------------------------
                               Paul K. Reynolds
                         Its:  President and Chief Executive
                               Officer


PAGE

                            EXHIBIT D

              ASSIGNMENT AND ASSUMPTION OF CONTRACTS

     KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration FIRST OF AMERICA BANK-ILLINOIS, NATIONAL ASSOCIATION ("Assignor"), does hereby assign to FIRST MUTUAL BANK, S.B. ("Assignee"), all Assignor's rights and obligations under the contracts described as the Assigned Contracts in that certain Agreement to Purchase Assets and Assume Liabilities dated November 1, 1996, between Assignor and Assignee (the "Purchase and Assumption Agreement"), which Assigned Contracts are listed on the schedule attached hereto which is hereby made a part hereof, and Assignee does hereby assume and agree to discharge all the Assignor's obligations under the Assigned Contracts.

     Assignor and Assignee shall each be indemnified by the other with respect to this assignment and assumption to the extent provided in the Purchase and Assumption Agreement.

     This assignment and assumption shall be effective as of the Effective Time, as defined in the Purchase and Assumption
Agreement.

     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment and Assumption of Contracts this ----- day of ------------------, 1996.

                         ASSIGNOR:

                         FIRST OF AMERICA BANK-ILLINOIS,
                         NATIONAL ASSOCIATION



                         By:----------------------------------
                               Richard K. McCord
                         Its:  President and Chief Operating
                               Officer

                         ASSIGNEE:

                         FIRST MUTUAL BANK, S.B.



                         By:----------------------------------
                               Paul K. Reynolds
                         Its:  President and Chief Executive
                               Officer

PAGE

                            EXHIBIT E


             ASSIGNMENT, TRANSFER, AND APPOINTMENT OF
       SUCCESSOR TRUSTEE FOR INDIVIDUAL RETIREMENT ACCOUNTS


     KNOW ALL MEN BY THESE PRESENTS THAT:

     WHEREAS, FIRST OF AMERICA BANK-ILLINOIS, NATIONAL ASSOCIATION ("SELLER") and FIRST MUTUAL BANK, S.B., ("BUYER") are parties to a certain Agreement to Purchase Assets and Assume Liabilities dated as of November 1, 1996, ("Agreement"), pursuant to which SELLER has agreed to assign to BUYER the trusteeship of certain of SELLER'S Individual Retirement Accounts ("IRAs") maintained under the custody of SELLER, and BUYER has agreed to assume the trusteeship of such IRAs upon the terms and conditions contained in the Agreement;

     NOW, THEREFORE, for good and valuable consideration paid by BUYER, effective as of the Effective Time, SELLER does hereby sell, assign, and transfer to BUYER for valuable consideration paid by BUYER all of SELLER'S right, title, and interest as Trustee in:

     1. All of the IRAs as described in Appendix A attached hereto and incorporated herein, as such Appendix A shall be amended following the Closing Date by attachment of a listing of IRAs as of the Effective Time are booked at or attributed to the Branch Offices.

     2. All the records, files, correspondence, and documentation relating to the IRAs.

     BUYER hereby represents that it has adopted or will adopt the Individual Retirement Trust Account promulgated as Form 5305 by the Internal Revenue Service ("Plan") attached hereto as Appendix B and incorporated herein, and that BUYER will assume the responsibilities as Successor Trustee, and warrants to SELLER that it will adhere to all provisions contained in the Plan as now written, and shall only amend the Plan to the extent permitted by its terms. Based upon the representations and warranties made by BUYER, SELLER hereby appoints BUYER as Successor Trustee effective as of the Effective Time. SELLER represents that all of the IRAs described in Appendix A hereto are governed by the Plan attached as Appendix B hereto.

     CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE
SAME MEANINGS AS ASCRIBED TO THEM IN THE AGREEMENT.

PAGE

     BUYER and SELLER shall each be indemnified by the other with respect to the transactions contemplated hereby to the extent provided in the Agreement.

     IN WITNESS WHEREOF, SELLER and BUYER have caused this
Assignment to be signed by their proper officers, as of this --- day of ---------------------, 1996.


                         FIRST OF AMERICA BANK-ILLINOIS,
                         NATIONAL ASSOCIATION



                         By:----------------------------------
                               Richard K. McCord
                         Its:  President and Chief Operating
                               Officer


                         FIRST MUTUAL BANK, S.B.



                         By:----------------------------------
                               Paul K. Reynolds
                         Its:  President and Chief Executive
                               Officer


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                            EXHIBIT F

                           BILL OF SALE


     FIRST OF AMERICA BANK-ILLINOIS, NATIONAL ASSOCIATION ("Seller") of 1111 West 22nd Street, Suite 300, Oak Brook, Illinois 60521, for good and valuable consideration paid and delivered by FIRST MUTUAL BANK, S.B. ("Purchaser") of 135 East Main Street, Decatur, Illinois 62523, the receipt of which is hereby acknowledged, does sell to the Purchaser the cash, the personal property, office equipment, fixtures and furnishings and other assets identified on Schedule A (collectively the "Assets").

     Seller hereby warrants that Seller is the owner of the Assets free and clear of all mortgages, pledges, liens, charges, or encumbrances, except liens for current taxes not yet due and payable.

     Receipt of delivery of the Assets is hereby acknowledged.

     Dated this ------ day of ---------------------, 1996.


Seller:                  FIRST OF AMERICA BANK-ILLINOIS,
                         NATIONAL ASSOCIATION



                         By:----------------------------------
                               Richard K. McCord
                         Its:  President and Chief Operating
                               Officer


Purchaser:               FIRST MUTUAL BANK, S.B.



                         By:----------------------------------
                               Paul K. Reynolds
                         Its:  President and Chief Executive
                               Officer

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                            SCHEDULE I

                         COMMERCIAL LOANS


                            [Attached]

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                           SCHEDULE II

                        PERSONAL PROPERTY


                            [Attached]

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                           SCHEDULE III

                        ASSIGNED CONTRACTS


                            [Attached]


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                           SCHEDULE IV

                             DEPOSITS


                            [Attached]


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